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Exhibit 23




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement Nos. 333-86722 and 33-52357-99 of The Laclede Group, Inc. and 333-86722-01 of
Laclede Capital Trust I on Form S-3 and in Registration Statement Nos. 333-90248, 333-90252, 333-90254, 333-91432, 333-102835 and 333-102836 of The
Laclede Group, Inc. on Form S-8 of our report dated November 17, 2004 (relating to the financial statements of The Laclede Group, Inc.) appearing in this Annual Report on Form 10-K of The Laclede Group, Inc. and Laclede Gas Company for the year ended September 30, 2004.

We also consent to the incorporation by reference in Registration Statement No. 333-40362 of Laclede Gas Company on Form S-3 of our report dated November 17, 2004 (relating to the financial statements of Laclede Gas Company) appearing in Exhibit 99.1 of this Annual Report on Form 10-K of The Laclede Group, Inc. and Laclede Gas Company for the year ended September 30, 2004.


Deloitte & Touche LLP
St. Louis, MO
November 17, 2004